UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 26, 2023

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On July 26, 2023, O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) issued a press release announcing its 2023 second quarter earnings.  The text of the press release is attached hereto as Exhibit 99.2.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2023, the Company issued a press release announcing that Greg Johnson, the Company’s Chief Executive Officer (“CEO”), informed the Company’s Board of Directors (the “Board”) of his intention to retire from the Company effective January 31, 2024.  The Board has selected Brad Beckham, the Company’s Co-President, to succeed Mr. Johnson as CEO upon Mr. Johnson’s retirement.  The Board has also determined that Brent Kirby, the Company’s Co-President, will be promoted to President upon Mr. Johnson’s retirement.

Mr. Beckham, age 44, has been an O’Reilly Team Member since 1996. Mr. Beckham’s O’Reilly career began as a Parts Specialist and progressed through the roles of Store Manager, District Manager, Regional Manager, Divisional Vice President, Vice President of Eastern Store Operations and Sales, Senior Vice President of Eastern Store Operations and Sales, Senior Vice President of Central Store Operations and Sales, Executive Vice President of Store Operations and Sales, and Executive Vice President and Chief Operating Officer.  Mr. Beckham has held the position of Co-President since January of 2023.

Mr. Kirby, age 55, has been an O’Reilly Team Member since 2018.  Mr. Kirby began his 35 year retail career with Lowe’s Companies, Inc. (“Lowe’s”) as a hardware associate and progressed through various positions at the store, district, and regional levels before being promoted to Senior Vice President of Store Operations and later Chief Omnichannel Officer.  Prior to joining O’Reilly, Mr. Kirby held the position of Chief Supply Chain Officer for Lowe’s.  In 2018, Mr. Kirby’s O’Reilly career began as Senior Vice President of Omnichannel and progressed through the roles of Executive Vice President of Supply Chain and Executive Vice President and Chief Supply Chain Officer.  Mr. Kirby has held the position of Co-President since January of 2023.

The Human Capital and Compensation Committee of the Board (the “Compensation Committee”) recommended, and the Board approved, maintaining the current annual base salary and annual performance incentive compensation for Messrs. Johnson, Beckham, and Kirby at this time.  The Compensation Committee will evaluate Messrs. Beckham’s and Kirby’s full compensation plan, including, but not limited to, base salary, cash-based incentive compensation, equity-based incentive compensation and other perquisites, at the time of Mr. Johnson’s retirement and Messrs. Beckham’s and Kirby’s promotions and will provide a recommendation to the Board at that time.

There are no arrangements or understandings between Mr. Beckham or Mr. Kirby and any other person pursuant to which Mr. Beckham or Mr. Kirby was selected as an officer, there are no family relationships between Mr. Beckham or Mr. Kirby and any director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Beckham or Mr. Kirby has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated July 26, 2023
99.2	Press release dated July 26, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

The information in Item 2 and Exhibit 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2023	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Jeremy A. Fletcher
Jeremy A. Fletcher
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)